Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232, 333-177148, 333-191817 and 333-192716 of Scientific Games Corporation on Form S-8; Registration Statement Nos. 333-74590, 333-84742, 333-110477, 333-112452, 333-124107, 333-141720 and 333-165743 of Scientific Games Corporation on Form S-3; and Registration Statement No. 333-155346 of Scientific Games International, Inc. on Form S-3; of our report dated June 27, 2012, included in the Amendment No. 1 to the Form 10-K of Scientific Games Corporation for the year ended December 31, 2011, with respect to the financial statements of Beijing CITIC Scientific Games Technology Co., Ltd., which report appears in this Amendment No. 1 to the Form 10-K of Scientific Games Corporation for the year ended December 31, 2013.

/s/ Ernst & Young Hua Ming LLP

Beijing, People's Republic of China
June 26, 2014